SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



                Date of Report (Date of earliest event reported):

                                 August 11, 2000



                             silverzipper.com, Inc.
             (Exact name of registrant as specified in its charter)


            NEVADA                   33-55254-08                87-0434286
 (State or other jurisdiction  (Commission File Number)       (IRS Employer
       of incorporation)                                  Identification Number)




          1141 South Rogers Circle, Suite 3, Boca Raton, Florida 33487
               (Address of principal executive offices) (Zip code)


                                 (561) 443-4379
              (Registrant's telephone number, including area code)



                81 Holly Hill Lane, Greenwich, Connecticut 06830
             (Former name or address, if changed since last report)

ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANTS


     (a) On August 3, 2000, Registrant dismissed Mahoney Cohen & Company, CPA, P.C. ("MC&C") as its independent accountants. This action had been approved by Registrant's Board of Directors. MC&C issued a report on the Registrant's December 31, 1999 consolidated financial statements with a modification of the opinion, which included an explanatory paragraph noting uncertainty over it's ability to continue as a going concern.

     During the period of its engagement there were no disagreements between Registrant and MC&C within the meaning of Instruction 4 of Item 304 of Regulation S-K on any matter of accounting principles or practices, financial statement disclosure, or audit scope and procedure, which disagreement, if not resolved to the satisfaction of MC&C, would have caused them to make reference to the subject matter of the disagreement in connection with its opinion.

     (b) On August 11, 2000 the Board of Directors of Registrant appointed De Meo, Young, McGrath ("DYM") as its independent accountants. Prior to such engagement, Registrant did not consult with DYM regarding the application of accounting principles to a specified transaction, or the type of audit opinion that may be rendered with respect to the Registrant's financial statements.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     Exhibit 16. Letter by independent accountants in connection with the disclosure under item 4 of this Report.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.

                                                silverzipper.com, Inc.


                                             By: /s/ Adam R. Singer
                                                 ------------------
                                                 Adam R. Singer, CFO


Date:  August 11, 2000